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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Kinder Morgan, Inc. of our report dated February 14, 2001 relating to the financial statements and financial statement schedule, which appears in the Current Report on Form 8-K dated February 16, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Houston, Texas
February 16, 2001